SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

WESTERN ASSET GLOBAL HIGH INCOME FUND INC.

(Name of Registrant as Specified in Its Charter)

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PRELIMINARY COPY SUBJECT TO COMPLETION

WESTERN ASSET GLOBAL HIGH INCOME FUND INC.

(NYSE: EHI)

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

[            ], 2019

To the Stockholders:

The Annual Meeting of Stockholders (the “Meeting”) of Western Asset Global High Income Fund Inc. (the “Fund”) will be held at 620 Eighth Avenue (at 41st Street), 49th Floor, New York, New York, on Friday, October 25, 2019 at 9:00 a.m., New York time.

The Meeting is being held for the following purposes:

1.	A proposal to elect two Class III Directors to the Fund’s Board of Directors (the “Board”) (Proposal No. 1);

2.	A non-binding proposal put forth by the an activist investment firm managed by Saba Capital Management, L.P. (the “Activist Hedge Fund”), if properly presented before the Meeting (Proposal No. 2); and

3.	The transaction of such other business as may properly come before the Meeting or any adjournments or postponements thereof.

The Board unanimously recommends that you vote “FOR” the Board Nominees and “AGAINST” the Board De-Classification Proposal by voting the enclosed WHITE proxy card and returning it to us or by using the other voting options discussed in the proxy statement.

The Activist Hedge Fund, a stockholder in the Fund, has provided notice to the Fund of its intention to put forth individuals (the “Activist Hedge Fund Individuals”) for election as directors at the Meeting and has submitted a proposal to declassify the Board (the “Board De-Classification Proposal”). The Board is unanimously OPPOSED to both the nominations of the Activist Hedge Fund Individuals and the Board De-Classification Proposal submitted by the Activist Hedge Fund as it does not believe that they are in the best interest of the Fund or its stockholders. You may receive solicitation materials from the Activist Hedge Fund, including proxy statements and proxy cards. The Board urges you not to sign or return or vote on any other color proxy cards sent to you by the Activist Hedge Fund.

MAKE YOUR VOICE HEARD – PLEASE VOTE TODAY

VOTING IS EASY AND TAKES JUST A FEW MINUTES

The Board has unanimously approved the following nominees (the “Board Nominees”) on behalf of the Fund:

•	Robert D. Agdern

•	Eileen A. Kamerick

The Board believes that the Board Nominees have the skills, qualifications and requisite experience in overseeing investment companies like the Fund to act on the best interests of ALL stockholders. As further discussed in the enclosed proxy statement, the Fund has had competitive performance under the Board’s leadership especially over the last three years through June 30, 2019 where it has outperformed its benchmarks and other high-yield, levered closed-end funds as selected by Lipper, an independent nationally recognized provider of investment company information and provided attractive levels of current income in accordance with its primary objective. The Board also believes that a classified board structure continues to be in the best interest of the Fund.

HOW SHOULD I VOTE?

The Board unanimously recommends that you vote “FOR” the Board Nominees and “AGAINST” the Board De-Classification Proposal by voting the enclosed WHITE proxy card and returning it to us or by using the other voting options discussed in the proxy statement.

WHAT SHOULD I NOT DO?

Please do NOT send back any proxy card you may receive from the Activist Hedge Fund. The Activist Hedge Fund may send you a separate proxy statement that contains a proxy voting card that is any color other than white. Your Board recommends you do not submit any other color proxy cards, even to withhold votes on the election of the Activist Hedge Fund Individuals and/or to vote against or abstain from voting on the Board De-Classification Proposal, as this will cancel your prior vote for the Board Nominees on the WHITE proxy card. ONLY YOUR LATEST DATED PROXY CARD THAT YOU SUBMIT WILL COUNT AT THE STOCKHOLDER MEETING. If you submit any proxy card that is NOT white, you will cancel your vote for the Board Nominees.

HOW DO I VOTE?

Your vote is important. We encourage you to carefully review the enclosed materials. We hope that you will respond today to ensure that your shares will be represented at the meeting. You may vote using one of the methods below by following the instructions on your WHITE proxy card:

•	By touch-tone telephone;

•	By Internet;

•	By signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope; or

•	In person at the meeting.

If you do not vote using one of these methods, you may be called by Innisfree M&A Incorporated, the Fund’s proxy solicitor, to vote your shares.

If you have any questions about the proposal to be voted on, please call Innisfree M&A Incorporated toll free at (877) 750-8198.

The Board has fixed the close of business on August 1, 2019 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof.

By Order of the Board,

Robert I. Frenkel

Secretary

[            ], 2019

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING IN PERSON OR BY PROXY; IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE WHITE PROXY CARD OR PROVIDE VOTING INSTRUCTIONS BY TELEPHONE OR VIA THE INTERNET.

Instructions for Signing WHITE Proxy Cards

The following general rules for signing WHITE proxy cards may be of assistance to you and avoid the time and expense to the Fund in validating your vote if you fail to sign your proxy card properly.

1.	Individual Accounts: Sign your name exactly as it appears in the registration on the WHITE proxy card.

2.	Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to a name shown in the registration.

3.	All Other Accounts: The capacity of the individual signing the WHITE proxy card should be indicated unless it is reflected in the form of registration. For example:

Registration	Valid Signature

Corporate Accounts

(1) ABC Corp	ABC Corp. (by John Doe, Treasurer)

(2) ABC Corp	John Doe, Treasurer

(3) ABC Corp., c/o John Doe, Treasurer	John Doe

(4) ABC Corp. Profit Sharing Plan	John Doe, Trustee

Trust Accounts

(1) ABC Trust	Jane B. Doe, Trustee

(2) Jane B. Doe, Trustee, u/t/d 12/28/78	Jane B. Doe

Custodial or Estate Accounts

(1) John B. Smith, Cust., f/b/o John B. Smith, Jr. UGMA	John B. Smith

(2) John B. Smith	John B. Smith, Jr., Executor

Instructions for Telephone/Internet Voting

Various brokerage firms may offer the convenience of providing you with voting instructions via telephone or the Internet for shares held through such firms. Instructions for Internet and telephonic voting are included with the WHITE proxy card or voting instruction form.

PRELIMINARY PROXY SUBJECT TO COMPLETION

WESTERN ASSET GLOBAL HIGH INCOME FUND INC.

(NYSE: EHI)

620 Eighth Avenue, 49th Floor, New York, New York 10018

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Western Asset Global High Income Fund Inc. (the “Fund”) of proxies to be voted at the Annual Meeting of Stockholders of the Fund to be held at 620 Eighth Avenue (at 41st Street), 49th Floor, New York, New York, on Friday, October 25, 2019 at 9:00 a.m., New York time, and at any adjournments or postponements thereof (the “Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”).

This Proxy Statement and the accompanying materials are being made available to stockholders on or about [•].

The Board has fixed the close of business on August 1, 2019 as the record date (the “Record Date”) for the determination of stockholders of the Fund entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. Stockholders of the Fund on that date will be entitled to one vote on each matter for each share held, and a fractional vote with respect to fractional shares, with no cumulative voting rights. At the Record Date, the Fund had outstanding 44,106,706 shares of common stock (the “Common Stock”), par value $0.001 per share, the only authorized class of stock.

The Board is comprised of a diverse and highly experienced group of directors who each bring significant expertise and leadership experience to the Board. In the case of Mr. Agdern, one of the Board Nominees (as defined below), he brings to the Board his experience in international business, management and as a legal professional, including as a past member of the Advisory Committee of the Dispute Resolution Research Center at the Kellogg Graduate School of Business, Northwestern University and as former Associate General Counsel and Deputy General Counsel at Amoco Corporation, and currently serves as the Board’s compliance liaison. In the case of Ms. Kamerick, the other Board Nominee and current Chair of the Fund’s Audit Committee, her extensive financial experience qualifies her as an “audit committee financial expert,” on which both the federal securities laws and the New York Stock Exchange (“NYSE”) listing standards put great emphasis. In contrast, based on the biographical information an investment firm managed by Saba Capital Management, L.P. (the “Activist Hedge Fund”) has provided to the Fund, none of the proposed individuals the Activist Hedge Fund proposes to serve on the Board (the “Activist Hedge Fund Individuals”) has served as a chief financial officer nor do they appear to have the requisite qualifications to chair the Audit Committee or to qualify as an audit committee financial expert.

Together with the other Directors, the Board Nominees are focused on creating sustainable value for ALL stock-holders. The Board has approved the Board Nominees and believes their election is in your best interest.

Under the Board’s leadership, the Fund has delivered on meeting its primary investment objective providing high current income and also delivered competitive performance overall, including:

•

The Fund’s trailing 5-year average annualized yield of 8.79% is above the average yield of other high-yield, levered closed-end funds as selected by Lipper, an independent nationally recognized provider of investment company information (the “Lipper peer group”) of 8.64%, each as of June 30, 2019. As of June 30, 2019, the Fund’s yield was 7.64% and the Board has recently announced an increase in dividends that would raise the yield to 7.70% at the June 30, 2019 market price.

•	Calculated by net asset value (“NAV”), the Fund has outperformed each of its benchmarks over the 1-, 3- and 10-year periods ended June 30, 2019.

•	Calculated by market price, the Fund has outperformed each of its benchmarks over the 1-, 3- and 10-year periods ended June 30, 2019.

•	Calculated by NAV, the Fund has outperformed the average of its Lipper peer group over 1- and 3-year periods ended June 30, 2019.

•	Calculated by market price, the Fund has outperformed the average of its Lipper peer group over the 1-, 3- and 5-year periods ended June 30, 2019.

Accordingly, the Board unanimously recommends that you vote “FOR” the Board Nominees and “AGAINST” the Board De-Classification Proposal by voting the enclosed WHITE proxy card and returning it to us or by using the other voting options discussed in the proxy statement.

Your vote is extremely important because the Activist Hedge Fund has proposed the Activist Hedge Fund Individuals to serve on the Board and has submitted a non-binding proposal to declassify the Board (the “Board De-Classification Proposal”), both of which are unanimously OPPOSED by the Board. The Activist Hedge Fund has taken a position in the Fund and notified the Fund of its intention to solicit proxies to elect the Activist Hedge Fund Individuals to the Board at the Meeting. We urge you to spend time reviewing the proposals in this proxy statement and to vote as recommended by the Board.

PLEASE DO NOT SEND BACK ANY OTHER COLOR PROXY CARD YOU MAY RECEIVE FROM THE ACTIVIST HEDGE FUND, EVEN TO WITHHOLD VOTES ON THE ACTIVIST HEDGE FUND INDIVIDUALS AND/OR TO VOTE AGAINST OR ABSTAIN FROM VOTING ON THE BOARD DE-CLASSIFICATION PROPOSAL, AS THIS WILL CANCEL YOUR PRIOR VOTE FOR THE BOARD NOMINEES (AS DEFINED BELOW) ON THE WHITE PROXY CARD. ONLY YOUR LATEST DATED PROXY CARD THAT YOU SUBMIT WILL COUNT AT THE STOCKHOLDER MEETING.

The Fund will furnish, without charge, a copy of its annual report and most recent semi-annual report succeeding the annual report, if any, to a stockholder upon request. Such requests should be directed to the Fund at 620 Eighth Avenue, 49th Floor, New York, New York 10018 or by calling toll free at 888-777-0102.

In accordance with the Fund’s By-Laws, a quorum is constituted by the presence in person or by proxy of the holders of record of a majority of the outstanding shares of the Fund’s Common Stock entitled to vote at the Meeting. If the necessary quorum to transact business or the vote required to elect each of the Board Nominees is not obtained at the Meeting, or, if in the discretion of the chairman of the Meeting, it is advisable to defer action on the election of the Board Nominees and/or the Board De-Classification Proposal, the chairman of the Meeting may adjourn the meeting with respect to one or more proposals, or the persons named as proxies may propose one or more adjournments of the Meeting, to permit further solicitation of proxies. Alternatively, the Fund could postpone the Meeting with respect to one or more proposals.

If you have any questions about the proposal to be voted on, please call Innisfree M&A Incorporated toll free at (877) 750-8198.

Please vote now. Your vote is important.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING IN PERSON OR BY PROXY; IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE WHITE PROXY CARD OR PROVIDE VOTING INSTRUCTIONS BY TELEPHONE OR VIA THE INTERNET.

Important Notice Regarding the Availability of Proxy Materials for the Meeting to be Held on October 25, 2019. The proxy statement and related materials are available at www.[•].

IMPORTANT INFORMATION ABOUT YOUR VOTE

While we encourage you to read the full text of this proxy statement, for your convenience we have provided a brief overview of the matters to be voted on.

Questions and Answers

Why am I receiving this proxy statement?

The Fund is required to hold an annual meeting of stockholders for the election of members of the Board. The enclosed proxy statement describes (i) the proposal to elect the nominees unanimously approved by the Board of the Fund (the “Board Nominees”) and (ii) the non-binding Board De-Classification Proposal, which will only be voted on if properly presented at the Meeting, requesting that the Board take all necessary steps to declassify the Board so that its directors (each, a “Director”) are elected on an annual basis.

How does the Board recommend that I vote?

The Board unanimously recommends that you vote on the proposals below in the following manner:

Proposal No. 1: “FOR” the election of the Board Nominees.

AND

Proposal No. 2: “AGAINST” the Board De-Classification Proposal submitted by the Activist Hedge Fund.

In order to vote as recommended by the Board, please vote by promptly completing, signing, dating and returning the enclosed WHITE proxy card or by providing your voting instructions by telephone or via Internet by following the instructions on the enclosed WHITE proxy card. Please do not return or vote any other color proxy card you may receive.

You may receive a different proxy statement (along with a proxy card that is any color other than white) from the Activist Hedge Fund seeking: (i) to elect the Activist Hedge Fund Individuals who have no experience working with the Fund or its investment adviser and (ii) approval of the Board De-Classification Proposal.

Please discard any proxy card that you receive from the Activist Hedge Fund. Your Board strongly urges you not to sign or return any other color proxy card sent to you by the Activist Hedge Fund, even to withhold votes on the Activist Hedge Fund Individuals and/or to vote against or abstain from voting on the Board De-Classification Proposal, because doing so will cancel out any previously-submitted votes on the Fund’s WHITE proxy card. We are not responsible for the accuracy of any information provided by or related to the Activist Hedge Fund or the Activist Hedge Fund Individuals contained in any proxy solicitation materials filed or disseminated by, or on behalf of, the Activist Hedge Fund or any other statements that the Activist Hedge Fund or its representatives have made or may otherwise make.

Why does the Board recommend that I vote “FOR” the election of the Board Nominees on the WHITE proxy card?

The Fund Has Met its Investment Objectives and Had Competitive Performance Under the Board’s Leadership

The Fund’s primary investment objective is high current income and its secondary objective is total return. The current Board has been effective in overseeing the Fund. The Fund’s investment adviser regularly reports to the Board on the Fund’s performance, and the Board and the investment adviser together have taken steps to achieve stockholders’ goals. Those efforts have produced positive results:

•

The Fund’s trailing 5-year average annualized yield of 8.79% is above the average yield of its Lipper peer group of 8.64%, each as of June 30, 2019. As of June 30, 2019, the Fund’s yield was 7.64% and the Board has recently announced an increase in dividends that would raise the yield to 7.70% at the June 30, 2019 market price.

•	Calculated by NAV, the Fund has outperformed each of its benchmarks over the 1-, 3- and 10-year periods ended June 30, 2019.

•	Calculated by market price, the Fund has outperformed each of its benchmarks over the 1-, 3- and 10-year periods ended June 30, 2019.

•	Calculated by NAV, the Fund has outperformed the average of its Lipper peer group over 1- and 3-year periods ended June 30, 2019.

•	Calculated by market price, the Fund has outperformed the average of its Lipper peer group over the 1-, 3- and 5-year periods ended June 30, 2019.

TOTAL RETURNS† BASED ON NET ASSET VALUE (as of June 30, 2019)

Name	1-Year	3-Year	5-Year	10-Year
Western Asset Global High Income Fund Inc.*	12.01%	8.64%	4.35%	9.49%
Benchmark Indexes
Bloomberg Barclays U.S. Aggregate Index	7.87%	2.31%	2.95%	3.90%
Bloomberg Barclays U.S. Corporate High Yield — 2% Issuer Cap Index	7.48%	7.52%	4.71%	9.22%
EMBI Global Index	11.32%	4.65%	4.47%	7.41%
The Lipper High Yield Funds (Leveraged) Category Average	6.42%	8.34%	4.58%	11.11%

TOTAL RETURNS† BASED ON MARKET PRICE (as of June 30, 2019)

Name	1-Year	3-Year	5-Year	10-Year
Western Asset Global High Income Fund Inc.**	17.91%	9.80%	4.64%	10.82%
Benchmark Indexes
Bloomberg Barclays U.S. Aggregate Index	7.87%	2.31%	2.95%	3.90%
Bloomberg Barclays U.S. Corporate High Yield — 2% Issuer Cap Index	7.48%	7.52%	4.71%	9.22%
EMBI Global Index	11.32%	4.65%	4.47%	7.41%
The Lipper High Yield Funds (Leveraged) Category Average	8.97%	8.76%	4.59%	11.28%

†

Total returns are based on changes in NAV or market price, respectively. Returns reflect the deduction of all Fund expenses, including management fees, operating expenses, and other Fund expenses. Returns do not reflect the deduction of brokerage commissions or taxes that investors may pay on distributions or the sale of shares.

*	Total return assumes the reinvestment of all distributions, including returns of capital, at NAV.

**	Total return assumes the reinvestment of all distributions, including returns of capital, in additional shares in accordance with the Fund’s dividend reinvestment plan.

The Bloomberg Barclays U.S. Aggregate Index is a broad-based bond index comprised of government, corporate, mortgage- and asset-backed issues, rated investment grade or higher, and having at least one year to maturity.

The Bloomberg Barclays U.S. Corporate High Yield — 2% Issuer Cap Index is an index of the 2% Issuer Cap component of the Bloomberg Barclays U.S. Corporate High Yield Index, which covers the U.S. dollar-denominated, non-investment grade, fixed-rate, taxable corporate bond market.

The JPMorgan Emerging Markets Bond Index Global tracks total returns for U.S. dollar-denominated debt instruments issued by emerging market sovereign and quasi-sovereign entities: Brady bonds, loans, Eurobonds and local market instruments.

Past performance is no guarantee of future results.

In addition, the current Board has been actively monitoring and addressing the Fund’s market discount, increasing distributions in March and June 2019, and completed share repurchases throughout 2018. The Fund’s market discount, which is a closed-end fund industry-wide phenomenon and not unique to the Fund, has declined in the first half of 2019.

The Board Nominees are Highly Qualified To Serve on the Board

The following nominees are unanimously recommended by the Board:

•	Robert D. Agdern

•	Eileen A. Kamerick

The Board has reviewed the qualifications and backgrounds of the Board Nominees and believes that the Board Nominees possess the requisite experience in overseeing investment companies and are familiar with the Fund.

The Board considered Mr. Agdern’s experience in international business, management and as a legal professional. He was a member of the Advisory Committee of the Dispute Resolution Research Center at the Kellogg Graduate School of Business, Northwestern University from 2002 to 2016. Prior to that, Mr. Agdern served as Deputy General Counsel responsible for western hemisphere matters for BP PLC from 1999 to 2001 and Associate General Counsel at Amoco Corporation responsible for corporate, chemical, and refining and marketing matters and special assignments from 1993 to 1998 (Amoco merged with British Petroleum in 1998 forming BP PLC).

The Board also considered Ms. Kamerick’s experience as both a public and private company chief financial officer (“CFO”), her education, including a J.D. and M.B.A. in Finance, with honors, granted by The University of Chicago, and her experience as a board member, including her experience as a former audit committee chair and board member of a highly regulated financial services company. Since 2016, Ms. Kamerick has also held the designation of Board Leadership Fellow from the National Association of Corporate Directors. Ms. Kamerick has deep experience serving as an audit committee chair and currently chairs the audit committees for Hochschild Mining, plc and AIG Funds/Anchor Series Trust. She previously chaired the audit committee for Associated Banc-Corp before moving to chair the corporate governance committee for the NYSE-listed regional bank holding company. Ms. Kamerick is an adjunct professor of corporate governance and corporate finance at leading graduate schools, including The University of Chicago Law School and Washington University at St Louis College of Law. Previously, Ms Kamerick has overseen the preparation of financial statements as CFO of such leading companies as BPAmoco Americas, Leo Burnett, Heidrick & Struggles, and Houlihan Lokey.

The Board Nominees, together with the other Directors, are focused on creating sustainable value for ALL stockholders. The Board has approved the Board Nominees and believes their election is in your best interest.

The Board Nominees Include an Audit Committee Financial Expert Who Serves as the Fund’s Audit Committee Chair and a Compliance Liaison

The federal securities laws and the New York Stock Exchange (“NYSE”) listing standards place great emphasis on the importance of having at least one audit committee member with financial expertise. Ms. Kamerick, one of the Board Nominees, serves that role. Due to her extensive financial experience, including overseeing the preparation of financial statements as CFO and experience as an audit committee chair, the Board has determined that Ms. Kamerick is an “audit committee financial expert” and the Board has designated her as the Chair of the Board’s Audit Committee.

Replacing Ms. Kamerick’s expertise would be challenging. Federal securities laws require that public companies either have at least one audit committee financial expert or disclose the reasons for not having such an expert. Moreover, the NYSE listing standards require that at least one member of a fund’s audit committee have accounting or related financial management expertise. Ms. Kamerick’s service on the Board facilitates the Fund’s compliance with both requirements. Based on the biographical information the Activist Hedge Fund has provided to the Fund, none of the Activist Hedge Fund Individuals has served as a chief financial officer and none of the Activist Hedge Fund Individuals appears to have the requisite qualifications to chair the Audit Committee or to qualify as an audit committee financial expert.

In addition, Mr. Agdern currently serves as the compliance liaison for the Board, facilitating and enhancing the interaction between the Fund’s Chief Compliance Officer (“CCO”) and the Board. This position assists the CCO in meeting his numerous responsibilities under Rule 38a-1 of the Investment Company Act of 1940, as amended (the “1940 Act”), including keeping the Board advised of all material compliance matters and the organization, planning, staffing, operation and management of the Fund’ compliance functions, which is beneficial to both the Board and the Fund and its stockholders.

The Board believes that the Activist Hedge Fund Individuals will seek to advance the short-term goals of the Activist Hedge Fund rather than the long-term goals of the Fund’s stockholders. Your Board seeks to ensure that the Fund operates in a responsible manner to protect and advance the interests of ALL stockholders, and not just a select few whose interests may be in direct contrast to the Fund’s long-term objectives. In contrast, the Activist Hedge Fund Individuals are unfamiliar with the Fund and, based on the limited information the Activist Hedge Fund has provided to the Fund, appear to have little to no experience serving on a board of a registered closed-end fund. Moreover, the Activist Hedge Fund Individuals would compromise the Board’s diversity.

The Board Nominees Support the Board’s Diversity Efforts

The Board is currently comprised of Directors with diverse professional experiences, education backgrounds, skills and lengths of term. Each Board Nominee contributes to this diversity, which the Board believes is beneficial to both the Fund and its stockholders.

The Board will be recognized for its gender diversity. Specifically, the Board will be awarded the Ambassador Award in November 2019, in recognition of the Board’s substantial percentage of female Directors. The Award will be issued at the upcoming 2020 Women on Boards 8th Annual National Conversation on Board Diversity. Today, half of the current Board is comprised of female Directors, and one of the Board Nominees is a female

Director. In contrast, the Activist Hedge Fund Individuals are all male and a vote for the Activist Hedge Fund Individuals will in effect reduce the diversity of the Board.

The Board is committed to vigorously defending the Fund against what the Board believes is the Activist Hedge Fund’s short term agenda. The Board will be fighting for ALL stockholders and will not be pressured by the Activist Hedge Fund into making decisions that benefit the Activist Hedge Fund’s immediate interests at the expense of the Fund and your investment.

THE BOARD, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE BOARD NOMINEES BY SUBMITTING THE WHITE PROXY CARD.

Why does the Board recommend I vote “AGAINST” the Board De-Classification Proposal in the WHITE proxy card?

For the reasons summarized below and set forth under “Opposing Statement by the Board,” the Board believes that it is in the best interest of the Fund to continue to have a classified board structure:

•

Enhances Board Independence: A classified board structure enhances the Board’s independence from individuals or groups of individuals whose agendas may be contrary to the long-term interest of the Fund and its stockholders.

•

Promotes Stability and Continuity: A classified board structure promotes stability and continuity in a complex fund structure. A key aspect of facilitating good performance is having board members who have extensive business experience and are knowledgeable about critical aspects of the Fund, including compliance and valuation matters. A classified board structure also protects against abrupt changes in the Fund.

•

Standard For Closed-End Funds: A classified board structure is widely accepted and utilized in the closed-end fund industry. Many closed-end funds have classified boards for the reasons stated in this proxy statement. In particular, all of the top ten closed-end fund families (by number of active closed-end funds) have closed-end funds that utilize a classified board structure.

•

Recognized by the 1940 Act and Under Maryland Law: The 1940 Act and Maryland law expressly recognize a classified board structure. Considerations with respect to classified boards for closed-end funds differ from traditional operating companies. Closed-end funds are subject to extensive regulation that requires independence of its board members and makes them accountable to stockholders.

THE BOARD, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “AGAINST” THE BOARD DE-CLASSIFICATION PROPOSAL BY SUBMITTING THE WHITE PROXY CARD.

Would the Activist Hedge Fund Individuals enhance the diversity and financial expertise of the Board?

No. The current Directors, half of whom are female, are experienced, well-qualified and familiar with the operations of registered closed-end funds. The Board has spent significant time reviewing current and prospective nominees in order to both self-evaluate on a regular basis, as well as to seek fresh expertise and opinions that could assist it in overseeing the Fund and delivering value to our stockholders. In this regard, last year the Board undertook an extensive search for new independent Director candidates. After assessing many strong potential candidates, this search resulted in the appointment of Ms. Nisha Kumar as a new independent Director.

The Activist Hedge Fund Individuals would diminish the Board’s diversity, based on the biographical information the Activist Hedge Fund has provided to the Fund. Based on that information, none of the Activist Hedge Fund Individuals has served as a chief financial officer and none of the Activist Hedge Fund Individuals appears to have the requisite qualifications to chair the Audit Committee or to qualify as an audit committee financial expert.

In addition, the Fund would be required to disclose the reasons for not having an audit committee financial expert if the Activist Hedge Fund Individuals were elected to the Board. None of the Activist Hedge Fund Individuals appear to qualify as a person with accounting or related financial management expertise for purpose of the NYSE listing standards.

In contrast, each of the Board Nominees is a member of the Audit Committee. Ms. Eileen Kamerick chairs the Audit Committee and possesses the extensive technical attributes needed to qualify as an audit committee financial expert under the applicable SEC rules, satisfying both SOX and the NYSE listing standards.

Is the Manager of the Activist Hedge Fund a fiduciary to the Fund and its stockholders?

No. The manager of the Activist Hedge Fund, seeking to enhance the returns of its clients, owes a duty only to its hedge funds and other clients that have invested in the Fund, not to the Fund or its stockholders. The Activist Hedge Fund Individuals are unfamiliar with the Fund and, based on the limited information that the Activist Hedge Fund has provided to the Fund, appear to have little to no experience serving on the board of a registered closed-end fund.

Has the Board taken action to address the Fund’s discount?

The Fund has taken action to address the market value discount of the shares relative to their net asset value. In fact, the Board is proactive in monitoring the level of the discount and balancing the Fund’s ability to achieve its investment objective over the long term with the benefits of narrowing the difference between the market price of the shares and their net asset value. The Fund has maintained a very attractive distribution rate since inception. The Fund’s current distribution rate exceeds the average distribution rates for its Lipper peer group. The Board has taken several actions to attempt to make the Fund’s shares more attractive with the aim of reducing the market discount. For example, during the twelve months ended May 31, 2019, the Fund repurchased over $7 million in shares of the Fund. Market discounts are a closed-end fund industry-wide phenomenon and a characteristic the whole industry has encountered for years. As of August 16, 2019, approximately 80% of closed-end funds were trading at a discount. Notably, the Fund’s discount has declined in the first half of 2019.

Will my vote make a difference?

YES. Your vote is very important and can make a difference in the governance and management of the Fund, no matter how many shares you own. We encourage all stockholders to participate in the governance of the Fund. Your vote can help ensure that the experienced and highly qualified Board Nominees will be elected.

How do I vote my shares?

You can provide voting instructions by telephone, by calling the toll-free number on the WHITE proxy card, by going to the Internet address provided on the WHITE proxy card and following the instructions. If you vote by telephone or via the Internet, you will be asked to enter a unique code that has been assigned to you, which is printed on your WHITE proxy card, as applicable. This code is designed to confirm your identity, provide access to the voting website and confirm that your voting instructions are properly recorded. Alternatively, if you received your proxy card by mail, you can vote your shares by signing and dating the WHITE proxy card and mailing it in the enclosed postage-paid envelope.

If you are a shareholder of record, you may also attend the meeting and vote by ballot in person; however, even if you intend to do so, we encourage you to provide voting instructions by one of the methods discussed above. If you are a beneficial owner and hold your shares at a bank, brokerage or other nominee and you wish to vote in person, you must provide a legal proxy from your bank, brokerage firm or other nominee at the meeting.

How will my WHITE proxy card be voted?

WHITE proxy cards that are properly signed, dated and received at or prior to the meeting will be voted as specified. If you specify a vote, your proxy will be voted as you indicate. If you simply sign, date and return a WHITE proxy card, but don’t specify a vote, your shares will be voted “FOR” the election of the Board Nominees and “AGAINST” the Board De-Classification Proposal.

What should I do with other proxy cards I receive?

We urge you to vote the Fund’s WHITE proxy card and discard the proxy card you may receive from the Activist Hedge Fund which will be a color other than white. Please do NOT send back any other color proxy card you may receive from the Activist Hedge Fund, even to withhold votes on the Activist Hedge Fund Individuals and/or to vote against or abstain from voting on the Board De-Classification Proposal, as this will cancel your prior vote for the Board Nominees. Only your latest dated proxy will count at the stockholder meeting. If you have already sent back the proxy card you received from the Activist Hedge Fund, you can still change your vote—by promptly completing, signing, dating and returning the enclosed WHITE proxy card, which will replace the proxy card you previously completed.

What other information should I know in deciding how to vote?

We encourage you to read the entire proxy statement because it contains important information about the Board Nominees, information about the Board De-Classification Proposal (which the Board recommends you vote “AGAINST”) and other important information about the Fund, its management and its operations.

You may also receive a separate proxy statement from the Activist Hedge Fund, seeking your proxy to elect the Activist Hedge Fund Individuals to serve as directors of the Fund and to vote in favor of the Board De-Classification Proposal. The Activist Hedge Fund invests in closed-end funds and has a history of submitting proposals and later withdrawing them once funds agree to conduct one or more tender offers, open-end fund conversions or other liquidity events. The Board believes the Activist Hedge Fund does this to benefit itself, and not to benefit the stockholders of the closed-end funds in which it invests. The Board believes that the Activist Hedge Fund’s actions are harmful to long-term stockholders in the Fund. For example, funds forced into these types of activist actions may be left with significantly less assets and higher expenses and fees. As a result, the remaining stockholders in the Fund may see their distributions reduced based upon the Activist Hedge Fund’s actions.

The Board is committed to vigorously defending the Fund against what the Board believes is the Activist Hedge Fund’s short term agenda. The Board will be fighting for ALL stockholders and will not be pressured by the Activist Hedge Fund into making decisions that benefit the Activist Hedge Fund’s immediate interests at the expense of the Fund and your investment.

Is the Fund paying for the cost of the proxy statement?

The costs associated with the proxy statement, including the printing, distribution and proxy solicitation costs, will be borne by the Fund. Additional out-of-pocket costs, such as legal expenses and auditor fees, incurred in connection with the preparation of the proxy statement, also will be borne by the Fund.

The Fund has retained Innisfree M&A Incorporated (“Innisfree”), 501 Madison Avenue, 20th Floor, New York, New York 10022, a proxy solicitation firm, to assist in the distribution of proxy materials and the solicitation and tabulation of proxies. It is anticipated that Innisfree will be paid approximately $[•] for such services (including reimbursements of out-of-pocket expenses).

Whom do I call if I have questions?

If you need more information, or have any questions about voting, please call Innisfree, the Fund’s proxy solicitor, toll free at (877) 750-8198.

Additional Information

The Fund is organized as a Maryland corporation and is a registered investment company.

Legg Mason Partners Fund Advisor, LLC (“LMPFA”), whose principal business address is 620 Eighth Avenue, New York, New York 10018, is the Fund’s investment adviser and administrator. Pursuant to respective sub-advisory agreements with Western Asset Management Company, LLC (“Western Asset”), Western Asset Management Company Limited in London (“Western Asset Limited”) and Western Asset Management Company Pte. Ltd. in Singapore (“Western Singapore”), each serves as the Fund’s sub-investment advisors. Western Asset has offices at 385 East Colorado Boulevard, Pasadena, California 91101 and 620 Eighth Avenue, New York, New York 10018. Western Asset Limited has offices at 10 Exchange Square, Primrose Street, London EC2A 2EN. Western Singapore has offices at 1 George Street #23-01, Singapore 049145. LMPFA, Western Asset, Western Asset Limited and Western Singapore are all wholly-owned subsidiaries of Legg Mason, Inc. (“Legg Mason”). Legg Mason is a global asset manager with independent investment subsidiaries. As such, investment advisers under common control with the Fund’s investment adviser and/or sub-investment advisors may from time to time invest client assets in third-party hedge funds or private funds that in turn may invest in the Fund.

Even if you plan to attend the Meeting, please sign, date and return a WHITE proxy card, or provide voting instructions by telephone or over the Internet. If you vote by telephone or over the Internet, you will be asked to enter a unique code that has been assigned to you and which is printed on your proxy card. This code is designed to confirm your identity, provide access into the voting sites and confirm that your instructions are properly recorded. If you require additional information, please call Innisfree, the Fund’s proxy solicitor, toll free at (877) 750-8198.

All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise as provided therein. Unless instructions to the contrary are marked, shares represented by the proxies will be voted “FOR” the election of each Board Nominee and “AGAINST” the Board De-Classification Proposal. Stockholders who execute proxies may revoke them at any time before they are voted by filing with the Fund a written notice of revocation, by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

Annual reports are sent to stockholders of record of the Fund following the Fund’s fiscal year end. Copies of annual and semi-annual reports of the Fund are also available on the Fund’s website at lmcef.com or on the EDGAR Database on the Securities and Exchange Commission’s Internet site at www.sec.gov.

Please note that only one annual or semi-annual report or Proxy Statement may be delivered to two or more stockholders of the Fund who share an address, unless the Fund has received instructions to the contrary. To request a separate copy of an annual or semi-annual report or the Proxy Statement, or for instructions as to how to request a separate copy of these documents or as to how to request a single copy if multiple copies of these documents are received, stockholders should contact the Fund at the address and phone number set forth above.

Vote Required and Manner of Voting Proxies

A quorum of stockholders is required to take action at the Meeting. A majority of the shares of the Fund entitled to vote at the Meeting, represented in person or by proxy, will constitute a quorum of stockholders at the Meeting.

Votes cast by proxy or in person at the Meeting will be tabulated by [•], the independent inspector of election appointed for the Meeting. The independent inspector of election will determine whether or not a quorum is present at the Meeting. The inspector of election will treat abstentions and “broker non-votes” (i.e., shares held by brokers or nominees, typically in “street name,” as to which proxies have been returned but (a) instructions have not been received from the beneficial owners or persons entitled to vote and (b) the broker or nominee does not have discretionary voting power on a particular matter) as present for purposes of determining a quorum.

If you hold shares directly (not through a broker-dealer, bank or other financial intermediary) and if you return a signed WHITE proxy card that does not specify how you wish to vote on a proposal, your shares will be voted “FOR” each of the Board Nominees and “AGAINST” the Board De-Classification Proposal.

Broker-dealer firms holding shares of the Fund in “street name” for the benefit of their customers and clients will request the instructions of such customers and clients on how to vote their shares on each Proposal before the Meeting. A signed WHITE proxy card or other authorization by a beneficial owner of Fund shares that does not specify how the beneficial owner’s shares should be voted on a proposal will be deemed an instruction to vote such shares “FOR” each of the Board Nominees and “AGAINST” the Board De-Classification Proposal.

If you hold shares of the Fund through a service agent that has entered into a service agreement with the Fund, the service agent may be the record holder of your shares. At the Meeting, a service agent will vote shares for which it receives instructions from its customers in accordance with those instructions. A signed WHITE proxy card or other authorization by a stockholder that does not specify how the stockholder’s shares should be voted on a proposal will be deemed an instruction to vote such shares “FOR” each of the Board Nominees and “AGAINST” the Board De-Classification Proposal.

If you beneficially own shares that are held in “street name” through a broker-dealer or that are held of record by a service agent and if you do not give specific voting instructions for your shares, they may not be voted at all or, as described above, the persons named as proxies may vote your shares in a manner that you may not intend. Therefore, you are strongly encouraged to give your broker-dealer or service agent specific instructions as to how you want your shares to be voted.

Required Vote

•

Directors are elected by a plurality of the votes cast by the holders of shares of the Fund’s Common Stock present in person or represented by proxy at a Meeting at which a quorum is present. For purposes of the election of Directors, abstentions and broker non-votes will not be considered votes cast, and do not affect the plurality vote required FOR the election of Directors.

•

With respect to the non-binding Board De-Classification Proposal, the affirmative vote of a majority of the votes cast by the stockholders of the Fund, present in person or represented by proxy at a meeting at which a quorum is present, will decide the Board De-Classification Proposal. For purposes of the Board De-Classification Proposal, abstentions and broker non-votes, if any, will be counted as represented at the meeting but will not be considered votes cast.

For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker non-votes, if any, will be treated as shares that are present but which have not been voted. If the necessary quorum to transact business or the vote required to elect each of the Board Nominees is not obtained at the Meeting, or, if in the discretion of the chairman of the Meeting, it is advisable to defer action on the election of the Board Nominees and/or the Board De-Classification Proposal, the chairman of the Meeting may adjourn the meeting with respect to one or more proposals, or the persons named as proxies may propose one or more adjournments of the Meeting, to permit further solicitation of proxies. The Meeting may be adjourned from time to time up to 120 days after the original record date for the Meeting without further notice other than announcement at the Meeting. Alternatively, the Fund could postpone the Meeting with respect to one or more proposals. The persons named as proxies will vote in their discretion on any other business, including any vote on adjournments, as may properly come before the Meeting or any adjournments or postponements thereof. Any proposal submitted to a vote at the Meeting by anyone other than the officers or Directors of the Fund may be voted on only in person or by written proxy.

Proposal No. 1: Election of Directors

In accordance with the Fund’s Charter, the Board is currently classified into three classes: Class I, Class II and Class III. The Directors serving in Class III (the “Board Nominees”) have terms expiring at the Meeting, and they have been nominated by the Board of Directors for election at the Meeting to serve for a term of three years (until the 2022 Annual Meeting of Stockholders), or until their successors have been duly elected and qualified or until they resign or are otherwise removed. The terms of office of the remaining Class I and Class II Directors expire at the year 2020 and 2021 Annual Meeting of Stockholders, respectively, or thereafter until their successors have been duly elected and qualified or until they resign or are otherwise removed. The effect of these staggered terms is to limit the ability of other entities or persons to acquire control of the Fund by delaying the replacement of a majority of the Board of Directors.

The persons named in the proxy intend to vote at the Meeting (unless directed not to vote) “FOR” the election of the nominees named below. Each of the nominees is currently a member of the Fund’s Board of Directors and has indicated that he or she will serve if elected. However, if any nominee should be unable to serve, the proxy will be voted for any other person determined by the persons named in the proxy in their discretion. Please do not return or vote any other color proxy card you may receive.

The Fund’s primary investment objective is high current income and its secondary objective is total return. The Board strongly believes that the current Directors, who have consistently demonstrated their ability to deliver value to stockholders, will be best to look out for your long-term interests. The Board Nominees are focused on creating sustainable value for ALL stockholders. Under the Board’s leadership, the Fund has generated competitive performance, both in absolute terms and relative to its broad-based Lipper peer group and benchmark indexes. The Board seeks to ensure that the Fund operates in a responsible manner to protect and advance the interests of ALL stockholders, and not just a select few whose interests may be in direct contrast to the Fund’s long-term objectives.

The Fund’s investment adviser regularly reports to the Board on the Fund’s performance and the Board and the investment adviser together have taken steps to achieve stockholders’ performance goals and the Fund’s investment objectives. Those efforts have produced positive results:

•

The Fund’s trailing 5-year average annualized yield of 8.79% is above the average yield of its Lipper peer group of 8.64%, each as of June 30, 2019. As of June 30, 2019, the Fund’s yield was 7.64% and the Board has recently announced an increase in dividends that would raise the yield to 7.70% at the June 30, 2019 market price.

•	Calculated by NAV, the Fund has outperformed each of its benchmarks over the 1-, 3- and 10-year periods ended June 30, 2019.

•	Calculated by market price, the Fund has outperformed each of its benchmarks over the 1-, 3- and 10-year periods ended June 30, 2019.

•	Calculated by NAV, the Fund has outperformed the average of its Lipper peer group over 1- and 3-year periods ended June 30, 2019.

•	Calculated by market price, the Fund has outperformed the average of its Lipper peer group over the 1-, 3- and 5-year periods ended June 30, 2019.

More information regarding the Fund’s performance is provided above in “Questions and Answers—Why does the Board recommend that I vote “FOR” the election of the Board Nominees on the WHITE proxy card?—The Fund Has Had Competitive Performance Under the Board’s Leadership.” Past performance is no guarantee of future results.

In addition, the Fund has taken action to address the market value discount of the shares relative to their net asset value. In fact, the Board is proactive in monitoring the level of the discount and balancing the Fund’s ability to achieve its investment objective over the long term with the benefits of narrowing the difference between the market price of the shares and their net asset value. The Fund has maintained a very attractive distribution rate since inception. The Fund’s current distribution rate exceeds the average distribution rates for its Lipper peer group. The Board has taken several actions to attempt to make the Fund’s shares more attractive with the aim of reducing the market discount. For example, during the twelve months ended May 31, 2019, the Fund repurchased over $7 million in shares of the Fund. Market discounts are a closed-end fund industry-wide phenomenon and a characteristic the whole industry has encountered for years. As of August 16, 2019, approximately 80% of closed-end funds were trading at a discount. Notably, the Fund’s discount has declined in the first half of 2019.

The Board has also taken steps to reduce Fund expenses in an effort to enhance stockholder value and make Fund shares more attractive to the market. Effective December 1, 2018, LMPFA agreed to voluntarily waive the Fund’s investment management fee by 0.025% until November 30, 2019. This voluntary waiver is subject to review at the next Board meeting.

The Activist Hedge Fund invests in closed-end funds and has a history of submitting proposals and later withdrawing them once funds agree to conduct one or more tender offers, open-end fund conversions or other liquidity events. The Board believes the Activist Hedge Fund does this to benefit its own hedge funds, and not to benefit the shareholders of the closed-end funds in which it invests. The Board believes that the Activist Hedge Fund’s actions are harmful to long-term stockholders in the Fund. For example, funds that take these types of actions in response to activists may be left with significantly less assets and higher expenses and fees, and the remaining stockholders in these funds may see their distributions reduced.

The Activist Hedge Fund is seeking approval of its own slate and the Board De-Classification Proposal. In contrast to the current Directors, the Activist Hedge Fund Individuals do not have any experience with the Fund and its service providers or investment company governance and may seek to advance the short-term goals of the investment firm that nominated them rather than the long-term goals of Fund stockholders. As a result, the Board has determined that the Board Nominees are best suited to serve as Directors.

THE BOARD URGES YOU TO DISCARD ANY PROXY CARD FROM THE ACTIVIST HEDGE FUND WITH RESPECT TO THE ACTIVIST HEDGE FUND INDIVIDUALS AND THE BOARD DE-CLASSIFICATION PROPOSAL.

Certain information concerning the Board Nominees and other Directors of the Fund is set forth in the following table.

Persons Nominated for Election as Directors

Name, Address(1) and Birth Year	Position(s) Held with Fund	Term of Office and Length Time Served	Principal Occupations During Past Five Years	Number of Portfolios in Fund Complex** Overseen by Director	Other Directorships Held by Director
Nominees to serve as Class III Directors until 2022 Annual Meeting of Stockholders
NON-INTERESTED DIRECTOR NOMINEES

Eileen A. Kamerick Birth year: 1958	Director and Member of Nominating, Compensation and Pricing and Valuation Committees and Chair of Audit Committee	Since 2013	National Association of Corporate Directors Board Leadership Fellow and financial expert (since 2016); Adjunct Professor, The University of Chicago Law School (since 2018); Adjunct Professor, Washington University in St. Louis and University of Iowa law schools (since 2007); formerly, Senior Advisor to the Chief Executive Officer and Executive Vice President and Chief Financial Officer of ConnectWise, Inc. (software and services company) (2015 to 2016); Chief Financial Officer, Press Ganey Associates (health care informatics company) (2012 to 2014); Managing Director and Chief Financial Officer, Houlihan Lokey (international investment bank) and President, Houlihan Lokey Foundation (2010 to 2012)	23	Trustee of AIG Funds and Anchor Series Trust (since 2018); Hochschild Mining plc (precious metals company) (since 2016); Director of Associated Banc-Corp (financial services company) (since 2007); Westell Technologies, Inc. (technology company) (2003 to 2016)

Robert D. Agdern Birth year: 1950	Director and Member of Nominating, Audit, Compensation, Pricing and Valuation Committees and Compliance Liaison	Since 2015	Member of the Advisory Committee of the Dispute Resolution Research Center at the Kellogg Graduate School of Business, Northwestern University (2002 to 2016); Deputy General Counsel responsible for western hemisphere matters for BP PLC (1999 to 2001); Associate General Counsel at Amoco Corporation responsible for corporate, chemical, and refining and marketing matters and special assignments (1993 to 1998) (Amoco merged with British Petroleum in 1998 forming BP PLC).	23	None

(1)	Unless otherwise indicated, the business address of the persons listed above is do Chairman of the Fund, Legg Mason & Co. LLC (“Legg Mason & Co.”) 620 Eighth Avenue, 49th Floor, New York, NY 10018.

**	The term “Fund Complex” means two or more registered investment companies that:

(a)	Hold themselves out to investors as related companies for purposes of investment and investor services; or

(b)	Have a common investment adviser or have an investment adviser that is an affiliated person of the investment adviser of any of the other registered investment companies.

Name, Address(1) and Birth Year	Position(s) Held with Fund	Term of Office and Length Time Served	Principal Occupations During Past Five Years	Number of Portfolios in Fund Complex** Overseen by Director	Other Directorships Held by Director
The following table provides information concerning the remaining Directors of the Fund:
Class II Directors serving until 2021 Annual Meeting of Stockholders
NON-INTERESTED DIRECTORS

Nisha Kumar Birth year: 1970	Director and Member of Audit, Nominating, Compensation and Pricing and Valuation Committees	Since 2019	Managing Director and the Chief Financial Officer and Chief Compliance Officer of Greenbriar Equity Group, LP (since 2011); formerly, Chief Financial Officer and Chief Administrative Officer of Rent the Runway, Inc. (2011); Executive Vice President and Chief Financial Officer of AOL LLC, a subsidiary of Time Warner Inc. (2007 to 2009). Member of the Council on Foreign Relations.	23	Director of The India Fund, Inc. (since 2016); GB Flow Investment LLC; EDAC Technologies Corp.; Nordco Holdings, LLC; and SEKO Global Logistics Network, LLC; formerly, Director of Aberdeen Income Credit Strategies Fund (2017-2018); and Director of The Asia Tigers Fund, Inc. (2016 to 2018)

William R. Hutchinson Birth year: 1942	Lead Independent Director and Member of Audit, Nominating, Compensation and Pricing and Valuation Committees	Since 2003	President, W.R. Hutchinson & Associates Inc. (consulting)	23	Director (Non-Executive Chairman of the Board (since December 1, 2009)), Associated Banc-Corp. (since 1994)

(1)	Unless otherwise indicated, the business address of the persons listed above is do Chairman of the Fund, Legg Mason & Co. LLC (“Legg Mason & Co.”) 620 Eighth Avenue, 49th Floor, New York, NY 10018.

**	The term “Fund Complex” means two or more registered investment companies that:

(a)	Hold themselves out to investors as related companies for purposes of investment and investor services; or

(b)	Have a common investment adviser or have an investment adviser that is an affiliated person of the investment adviser of any of the other registered investment companies.

Name, Address(1) and Birth Year	Position(s) Held with Fund	Term of Office and Length Time Served	Principal Occupations During Past Five Years	Number of Portfolios in Fund Complex** Overseen by Director	Other Directorships Held by Director
Class II Directors serving until 2021 Annual Meeting of Stockholders (continued)
INTERESTED DIRECTOR

Jane E. Trust, CFA* Born 1962	Chairman, President and Chief Executive Officer	Since 2015	Senior Managing Director of Legg Mason & Co. (since 2018); formerly, Managing Director of Legg Mason & Co. (2016 to 2018); Officer and/or Trustee/Director of 141 funds associated with LMPFA or its affiliates (since 2015); President and Chief Executive Officer of LMPFA (since 2015); formerly, Senior Vice President of LMPFA (2015). Formerly, Director of ClearBridge, LLC (formerly, Legg Mason Capital Management, LLC) (2007 to 2014); Managing Director of Legg Mason Investment Counsel & Trust Co. (2000 to 2007).	132	None

Class I Directors serving until the 2020 Annual Meeting of Stockholders
NON-INTERESTED DIRECTORS

Carol L. Colman, CFA Birth year: 1946	Director and Member of Audit, Nominating and Compensation Committees and Chair of Pricing and Valuation Committee	Since 2003	President, Colman Consulting Co.	23	None

Daniel P. Cronin Birth year: 1946	Director and Member of Audit, Compensation and Pricing and Valuation Committees and Chair of Nominating Committee	Since 2003	Retired; formerly, Associate General Counsel, Pfizer, Inc.	23	None

(1)	Unless otherwise indicated, the business address of the persons listed above is do Chairman of the Fund, Legg Mason & Co. LLC (“Legg Mason & Co.”) 620 Eighth Avenue, 49th Floor, New York, NY 10018.

*	Ms. Trust is an “interested person” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”), because she is an officer of LMPFA and certain of its affiliates.

**	The term “Fund Complex” means two or more registered investment companies that:

(a)	Hold themselves out to investors as related companies for purposes of investment and investor services; or

(b)	Have a common investment adviser or have an investment adviser that is an affiliated person of the investment adviser of any of the other registered investment companies.

Name, Address(1) and Birth Year	Position(s) Held with Fund	Term of Office and Length Time Served	Principal Occupations During Past Five Years	Number of Portfolios in Fund Complex** Overseen by Director	Other Directorships Held by Director
Class I Directors serving until the 2020 Annual Meeting of Stockholders (continued)
NON-INTERESTED DIRECTOR (continued)

Paolo M. Cucchi Birth year: 1941	Director and Member of Audit, Nominating and Pricing and Valuation Committees and Chair of Compensation Committee	Since 2007	Emeritus Professor of French and Italian at Drew University (since 2014); formerly, Vice President and Dean of College of Liberal Arts at Drew University (1984 to 2009); Professor of French and Italian at Drew University (2009 to 2014)	23	None

(1)	Unless otherwise indicated, the business address of the persons listed above is do Chairman of the Fund, Legg Mason & Co. LLC (“Legg Mason & Co.”) 620 Eighth Avenue, 49th Floor, New York, NY 10018.

**	The term “Fund Complex” means two or more registered investment companies that:

(a)	Hold themselves out to investors as related companies for purposes of investment and investor services; or

(b)	Have a common investment adviser or have an investment adviser that is an affiliated person of the investment adviser of any of the other registered investment companies.

Each of the Directors has served as a director of the Fund as indicated in the table above. The Directors were selected to join the Board based upon the following as to each Board Member: his or her character and integrity; such person’s service as a board member of other funds in the Legg Mason fund complex; such person’s willingness to serve and willingness and ability to commit the time necessary to perform the duties of a Director; as to each Director other than Ms. Trust, his or her status as not being an “interested person” as defined in the 1940 Act; and, as to Ms. Trust, her role with Legg Mason. No factor, by itself, was controlling.

In addition to the information provided in the table included above, each Director possesses the following attributes: Mr. Agdern, experience in business and as a legal professional; Ms. Colman, experience as a consultant and investment professional; Mr. Cronin, legal and managerial experience; Mr. Cucchi, experience as a college professor and leadership experience as an academic dean; Mr. Hutchinson, experience in accounting and working with auditors, consulting, business and finance and service as a board member of another financial services company; Ms. Kamerick, experience in business and finance, including financial reporting, and experience as a board member of a highly regulated financial services company; Ms. Kumar, financial and accounting experience as the chief financial officer of other companies and experience as a board member of private equity funds; and Ms. Trust, investment management and risk oversight experience as an executive and portfolio manager and leadership roles within Legg Mason and affiliated entities. References to the qualifications, attributes and skills of the Directors are pursuant to requirements of the Securities and Exchange Commission, do not constitute holding out of the Board or any Director as having any special expertise or experience, and shall not impose any greater responsibility or liability on any such person or on the Board by reason thereof.

Security Ownership of Management

The following table provides information concerning the dollar range of equity securities owned beneficially by each Director and nominee for election as Director as of September 4, 2019:

Name of Director/Nominee	Dollar Range(1) of Equity Securities in the Fund	Aggregate Dollar Range(1) of Equity Securities in all Funds Overseen by Director/Nominee in Family of Investment Companies(2)
NON-INTERESTED DIRECTORS
Robert D. Agdern	A	D
Carol L. Colman, CFA	C	E
Daniel P. Cronin	E	E
Paolo M. Cucchi	A	D
William R. Hutchinson	C	E
Eileen A. Kamerick	C	E
Nisha Kumar(3)	A	A
INTERESTED DIRECTOR
Jane E. Trust, CFA	A	E

(1)	The dollar ranges are as follows: “A” = None; “B” = $1-$10,000; “C” = $10,001-$50,000; “D” = $50,001-$100,000; “E” = Over $100,000.

(2)

The term, “Family of Investment Companies”, means any two or more registered investment companies that share the same investment adviser or principal underwriter or hold themselves out to investors as related companies for purposes of investment and investor services.

(3)	Effective January 1, 2019, Ms. Kumar became a Director.

At July 31, 2019, the nominees, Directors and officers of the Fund as a group beneficially owned less than 1% of the outstanding shares of the Fund’s Common Stock.

No Director or nominee for election as Director who is not an “interested person” of the Fund as defined in the 1940 Act, nor any immediate family members, to the best of the Fund’s knowledge, had any interest in the Fund’s investment adviser, or any person or entity (other than the Fund) directly or indirectly controlling, controlled by, or under common control with Legg Mason as of December 31, 2018.

Director Compensation

Under the federal securities laws, and in connection with the Meeting, the Fund is required to provide to stockholders in connection with the Meeting information regarding compensation paid to the Directors by the Fund, as well as by the various other investment companies advised by LMPFA. The following table provides information concerning the compensation paid to each Director by the Fund during the fiscal year ended May 31, 2019 and the total compensation paid to each Director during the calendar year ended December 31, 2018. The Directors listed below are members of the Fund’s Audit, Nominating, Compensation and Pricing and Valuation Committees, as well as committees of the boards of certain other investment companies advised by LMPFA. Accordingly, the amounts provided in the table include compensation for service on all such committees. The Fund does not provide any pension or retirement benefits to Directors. In addition, no remuneration was paid during the fiscal year ended May 31, 2019 by the Fund to Ms. Trust who is an “interested person” as defined in the 1940 Act.

Name of Directors	Aggregate Compensation from the Fund for Fiscal Period Ended 05/31/19 ($)	Total Compensation from the Fund and Fund Complex(1) for Calendar Year Ended 12/31/18 ($)
Directorships(2)
Robert D. Agdern	14,988	260,000
Carol L. Colman, CFA	16,515	295,000
Daniel P. Cronin	16,236	288,000
Paolo M. Cucchi	15,401	275,000
Leslie H. Gelb(3)	8,475	275,000
William R. Hutchinson	18,463	330,000
Eileen A. Kamerick	17,350	315,000
Nisha Kumar(4)	7,376	N/A
Dr. Riordan Roett(3)	7,921	275,000

(1)

“Fund Complex” means two or more Funds (a registrant or, where the registrant is a series company, a separate portfolio of the registrant) that hold themselves out to investors as related companies for purposes of investment and investor services or have a common investment adviser or have an investment adviser that is an affiliated person of the investment adviser of any of the other Funds.

(2)	Each Director currently holds 23 investment company directorships within this Fund Complex.

(3)	Messrs. Gelb and Roett retired from the Board of Directors, effective December 31, 2018.

(4)	Effective January 1, 2019, Ms. Kumar became a Director.

Responsibilities of the Board of Directors

The Board of Directors is responsible under applicable state law for overseeing generally the management and operations of the Fund. The Directors oversee the Fund’s operations by, among other things, meeting at its regularly scheduled meetings and as otherwise needed with the Fund’s management and evaluating the performance of the Fund’s service providers including LMPFA, Western Asset, Western Asset Limited, Western Singapore, the custodian and the transfer agent. As part of this process, the Directors consult with the Fund’s independent auditors and with their own separate independent counsel.

The Directors review the Fund’s financial statements, performance, net asset value and market price and the relationship between them, as well as the quality of the services being provided to the Fund. As part of this process, the Directors review the Fund’s fees and expenses in light of the nature, quality and scope of the services being received while also seeking to ensure that the Fund continues to have access to high quality services in the future.

The Board of Directors has four regularly scheduled meetings each year, and additional meetings may be scheduled as needed. In addition, the Board has a standing Audit Committee and Corporate Governance and Nominating Committee (the “Nominating Committee”), Compensation Committee and Pricing and Valuation Committee that meet periodically and whose responsibilities are described below.

During the fiscal year ended May 31, 2019, the Board of Directors held four regular meetings and one special meeting. Each Director attended at least 75% of the aggregate number of meetings of the Board and the committees for which he or she was eligible. The Fund does not have a formal policy regarding attendance by Directors at annual meetings of stockholders.

Each of the Audit Committee, the Nominating Committee, Compensation Committee and the Pricing and Valuation Committee is composed of all Directors who have been determined not to be “interested persons” of the Fund, LMPFA, Western Asset or their affiliates within the meaning of the 1940 Act, and who are “independent” as defined in the New York Stock Exchange listing standards (“Independent Directors”), and is chaired by an Independent Director. The Board in its discretion from time to time may establish ad hoc committees.

The Board of Directors is currently comprised of eight directors, seven of whom are Independent Directors. Jane E. Trust serves as Chairman of the Board. Ms. Trust is an “interested person” of the Fund. The appointment of Ms. Trust as Chairman reflects the Board’s belief that her experience, familiarity with the Fund’s day-to-day operations and access to individuals with responsibility for the Fund’s management and operations provides the Board with insight into the Fund’s business and activities and, with her access to appropriate administrative support, facilitates the efficient development of meeting agendas that address the Fund’s business, legal and other needs and the orderly conduct of board meetings. Mr. Hutchinson serves as Lead Independent Director. The Chairman develops agendas for Board meetings in consultation with the Lead Independent Director and presides at all meetings of the Board. The Lead Independent Director, among other things, chairs executive sessions of the Independent Directors, serves as a spokesperson for the Independent Directors and serves as a liaison between the Independent Directors and the Fund’s management between Board meetings. The Independent Directors regularly meet outside the presence of management and are advised by independent legal counsel. The Board also has determined that its leadership structure, as described above, is appropriate in light of the size and complexity of the Fund, the number of Independent Directors (who constitute a super-majority of the Board’s membership) and the Board’s general oversight responsibility. The Board also believes that its leadership structure not only facilitates the orderly and efficient flow of information to the Independent Directors from management, including Western Asset, Western Asset Limited and Western Singapore, the Fund’s subadvisers, but also enhances the independent and orderly exercise of its responsibilities.

Audit Committee

The Fund’s Audit Committee is composed entirely of all of the Independent Directors: Mses. Colman, Kamerick and Kumar and Messrs. Agdern, Cronin, Cucchi and Hutchinson. Ms. Kamerick serves as the Chair of the Audit Committee and has been determined by the Board to be an “audit committee financial expert.” The principal functions of the Audit Committee are: to (a) oversee the scope of the Fund’s audit, the Fund’s accounting and financial reporting policies and practices and its internal controls and enhance the quality and objectivity of the audit function; (b) approve, and recommend to the Independent Board Members (as such term is defined in the Audit Committee Charter) for their ratification, the selection, appointment, retention or termination of the Fund’s independent registered public accounting firm, as well as approving the compensation thereof; and (c) approve all audit and permissible non-audit services provided to the Fund and certain other persons by the Fund’s independent registered public accounting firm. This Committee met five times during the fiscal year ended May 31, 2019. The Audit Committee operates under a written charter adopted and approved by the Board, a copy of which is available on the Fund’s website at www.lmcef.com and click on the name of the Fund.

Nominating Committee

The Fund’s Nominating Committee, the principal function of which is to select and nominate candidates for election as Directors of the Fund, is composed of all of the Independent Directors: Mses. Colman, Kamerick and Kumar and Messrs. Agdern, Cronin, Cucchi and Hutchinson. Mr. Cronin serves as the Chair of the

Nominating Committee. The Nominating Committee may consider nominees recommended by the stockholder as it deems appropriate. Stockholders who wish to recommend a nominee should send recommendations to the Fund’s Secretary that include all information relating to such person that is required to be disclosed in solicitations of proxies for the election of Directors. A recommendation must be accompanied by a written consent of the individual to stand for election if nominated by the Board of Directors and to serve if elected by the stockholders. The Nominating Committee met four times during the fiscal year ended May 31, 2019. The Nominating Committee operates under a written charter adopted and approved by the Board, a copy of which is available on the Fund’s website at www.lmcef.com and click on the name of the Fund.

The Nominating Committee identifies potential nominees through its network of contacts, and in its discretion may also engage a professional search firm. The Nominating Committee meets to discuss and consider such candidates’ qualifications and then chooses a candidate by majority vote. The Nominating Committee does not have specific, minimum qualifications for nominees and has not established specific qualities or skills that it regards as necessary for one or more of the Fund’s Directors to possess (other than any qualities or skills that may be required by applicable law, regulation or listing standard). However, as set forth in the Nominating Committee Charter, in evaluating a person as a potential nominee to serve as a Director of the Fund, the Nominee Committee may consider the following factors, among any others it may deem relevant:

•	whether or not the person is an “interested person” as defined in the 1940 Act and whether the person is otherwise qualified under applicable laws and regulations to serve as a Director of the Fund;

•

whether or not the person has any relationships that might impair his or her independence, such as any business, financial or family relationships with Fund management, the investment manager of the Fund, Fund service providers or their affiliates;

•	whether or not the person serves on boards of, or is otherwise affiliated with, competing financial service organizations or their related mutual fund complexes;

•	whether or not the person is willing to serve, and willing and able to commit the time necessary for the performance of the duties of a Director of the Fund;

•

the contribution which the person can make to the Board and the Fund (or, if the person has previously served as a Director of the Fund, the contribution which the person made to the Board during his or her previous term of service), with consideration being given to the person’s business and professional experience, education and such other factors as the Committee may consider relevant;

•	the character and integrity of the person; and

•	whether or not the selection and nomination of the person would be consistent with the requirements of the Fund’s retirement policies.

The Nominating Committee does not have a formal diversity policy with regard to the consideration of diversity in identifying potential director nominees but may consider diversity of professional experience, education and skills when evaluating potential nominees for Board membership.

Pricing and Valuation Committee

The Fund’s Pricing and Valuation Committee is composed of all of the Independent Directors. The members of the Pricing and Valuation Committee are Mses. Colman, Kamerick and Kumar and Messrs. Agdern,

Cronin, Cucchi and Hutchinson. Ms. Colman serves as Chair of the Fund’s Pricing and Valuation Committee. The principal function of the Pricing and Valuation Committee is to assist the Board with its oversight of the process for valuing portfolio securities in light of applicable law, regulatory guidance and applicable policies and procedures adopted by the Fund. The Pricing and Valuation Committee met four times during the fiscal year ended May 31, 2019.

Compensation Committee

The Fund’s Compensation Committee is composed of all of the Independent Directors. The members of the Compensation Committee are Mses. Colman, Kamerick and Kumar and Messrs. Agdern, Cronin, Cucchi and Hutchinson. Mr. Cucchi serves as Chair of the Fund’s Compensation Committee. The principal function of the Compensation Committee is to recommend the appropriate compensation of the Independent Directors for their service on the Board and the committees of the Board. The Compensation Committee met once during the fiscal year ended May 31, 2019. The Compensation Committee operates under a written charter adopted and approved by the Board, a copy of which is available on the Fund’s website at www.lmcef.com and click on the name of the Fund.

Risk Oversight

The Board’s role in risk oversight of the Fund reflects its responsibility under applicable state law to oversee generally, rather than to manage, the operations of the Fund. In line with this oversight responsibility, the Board receives reports and makes inquiry at its regular meetings and as needed regarding the nature and extent of significant Fund risks (including investment, compliance and valuation risks) that potentially could have a materially adverse impact on the business operations, investment performance or reputation of the Fund, but relies upon the Fund’s management (including the Fund’s portfolio managers) and Chief Compliance Officer, who reports directly to the Board, and LMPFA to assist it in identifying and understanding the nature and extent of such risks and determining whether, and to what extent, such risks may be eliminated or mitigated. In addition to reports and other information received from Fund management and the LMPFA regarding the Fund’s investment program and activities, the Board as part of its risk oversight efforts meets at its regular meetings and as needed with the Fund’s Chief Compliance Officer to discuss, among other things, risk issues and issues regarding the policies, procedures and controls of the Fund. The Board may be assisted in performing aspects of its role in risk oversight by the Audit Committee and such other standing or special committees as may be established from time to time by the Board. For example, the Audit Committee of the Board regularly meets with the Fund’s independent public accounting firm to review, among other things, reports on the Fund’s internal controls for financial reporting.

The Board believes that not all risks that may affect the Fund can be identified, that it may not be practical or cost-effective to eliminate or mitigate certain risks, that it may be necessary to bear certain risks (such as investment-related risks) to achieve the Fund’s goals, and that the processes, procedures and controls employed to address certain risks may be limited in their effectiveness. Moreover, reports received by the Directors as to risk management matters are typically summaries of relevant information and may be inaccurate or incomplete. As a result of the foregoing and other factors, the Board’s risk management oversight is subject to substantial limitations.

Officers

The Fund’s executive officers are chosen each year at a regular meeting of the Board of Directors of the Fund, to hold office until their respective successors are duly elected and qualified. Officers of the Fund receive no compensation from the Fund although they may be reimbursed by the Fund for reasonable out-of-pocket travel expenses for attending Board meetings. In addition to Ms. Trust, the Fund’s Chairman, CEO and President, the executive officers of the Fund currently are:

Name, Address and Age	Position(s) Held with Fund	Length of Time Served	Principal Occupation(s) During Past 5 years

Richard F. Sennett(1) Legg Mason & Co. 100 International Drive Baltimore, MD 21202 Birth year: 1970	Principal Financial Officer	Since 2011	Principal Financial Officer and Treasurer of certain mutual funds associated with Legg Mason & Co. or its affiliates (since 2011 and since 2013); Managing Director of Legg Mason & Co. and Senior Manager of the Treasury Policy group for Legg Mason & Co.’s Global Fiduciary Platform (since 2011); formerly, Chief Accountant within the SEC’s Division of Investment Management (2007 to 2011); formerly, Assistant Chief Accountant within the SEC’s Division of Investment Management (2002 to 2007)

Todd F. Kuehl Legg Mason & Co. 100 International Drive 9th Floor Baltimore, MD 21202 Birth year: 1969	Chief Compliance Officer	Since 2017	Managing Director of Legg Mason & Co. (since 2011); Chief Compliance Officer of certain mutual funds associated with Legg Mason & Co. or its affiliates (since 2006); formerly, Chief Compliance Officer of Legg Mason Private Portfolio Group (prior to 2010); formerly, Branch Chief, Division of Investment Management, U.S. Securities and Exchange Commission (2002 to 2006)

Jenna Bailey Legg Mason & Co. 100 First Stamford Place, Stamford, CT 06902 Birth year: 1978	Identity Theft Prevention Officer	Since 2015	Identity Theft Prevention Officer of certain mutual funds associated with Legg Mason & Co. or its affiliates (since 2015); Compliance Officer of Legg Mason & Co. (since 2013); Assistant Vice President of Legg Mason & Co. (since 2011); formerly, Associate Compliance Officer of Legg Mason & Co. (2011-2013)

Jennifer S. Berg(1) Legg Mason & Co. 100 International Drive 7th Floor Baltimore, MD 21202 Birth year: 1973	Treasurer	Since 2018	Director of Legg Mason & Co. (since 2014); Treasurer of certain mutual funds associated with Legg Mason & Co. or its affiliates (since 2018); formerly, Vice President of Legg Mason & Co. (2011 to 2014)

Name, Address and Age	Position(s) Held with Fund	Length of Time Served	Principal Occupation(s) During Past 5 years

Robert I. Frenkel Legg Mason & Co. 100 First Stamford Place Stamford, CT 06902 Birth year: 1954	Secretary and Chief Legal Officer	Since 2003	Managing Director and General Counsel of U.S. Mutual Funds for Legg Mason and its predecessor (since 1994); Secretary and Chief Legal Officer of mutual funds associated with Legg Mason (since 2003); formerly, Secretary of CFM (2001-2004)

Thomas C. Mandia Legg Mason & Co. 100 First Stamford Place 6th Floor Stamford, CT 06902 Birth year: 1962	Assistant Secretary	Since 2006	Managing Director and Deputy General Counsel of Legg Mason & Co. (since 2005) and Legg Mason & Co. predecessors (prior to 2005); Secretary of LMPFA (since 2006); Assistant Secretary of certain mutual funds associated with Legg Mason & Co. or its affiliates (since 2006) and Legg Mason & Co. predecessors (prior to 2006); Secretary of LM Asset Services, LLC (“LMAS”) (since 2002) and Legg Mason Fund Asset Management, Inc. (“LMFAM”) (formerly registered investment advisers) (since 2013)

Jeanne M. Kelly Legg Mason & Co. 620 Eighth Avenue 49th Floor New York, NY 10018 Birth year: 1951	Senior Vice President	Since 2007	Senior Vice President of certain mutual funds associated with Legg Mason & Co. or its affiliates (since 2007); Senior Vice President of LMPFA (since 2006); President and Chief Executive Officer of LMAS and LMFAM (since 2015); Managing Director of Legg Mason & Co. (since 2005) and Legg Mason & Co. predecessors (prior to 2005); formerly, Senior Vice President of LMFAM (2013 to 2015)

Christopher Berarducci(1) Legg Mason & Co. 620 Eighth Avenue 49th Floor New York, NY 10018 Birth year: 1974	Treasurer and Principal Financial Officer	Since 2019	Director of Legg Mason & Co. (since 2015); Treasurer of certain mutual funds associated with Legg Mason & Co. or its affiliates (since 2010); formerly, Vice President of Legg Mason & Co. (2011 to 2015)

(1)

Effective September 27, 2019, Mr. Berarducci will replace Ms. Berg and Mr. Sennett as the Treasurer and Principal Financial Officer of the Fund, respectively, and Ms. Berg and Mr. Sennett will resign as officers of the Fund.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, and Section 30(h) of the 1940 Act in combination require the Fund’s Directors and officers and persons who own more than 10% of the Fund’s Common Stock, as well as LMPFA and certain of its affiliated persons, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange, Inc. (“NYSE”). Such persons and entities are required by SEC regulations to furnish the Fund with copies of all such filings. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Fund believes that, during the fiscal year ended May 31, 2019, all such filing requirements were met with respect to the Fund.

Proposal No. 2: Non-Binding Board De-Classification Proposal

A stockholder of the Fund, Saba Capital Master Fund, Ltd., through its investment adviser, has informed the Fund that it intends to submit a proposal at the meeting. This proposal is non-binding and requests that the Board take certain actions if approved by stockholders.

FOR THE REASONS DISCUSSED BELOW, THE BOARD STRONGLY SUPPORTS ITS EXISTING STRUCTURE AND THEREFORE UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “AGAINST” THE BOARD DE-CLASSIFICATION PROPOSAL ON THE WHITE PROXY CARD.

The text of the Board De-Classification Proposal, for which the Fund accepts no responsibility, is included below as submitted by the Activist Hedge Fund. A brief explanation of the reasons the Board recommends “AGAINST” this proposal follows immediately after the proposal.

NON-BINDING PROPOSAL BY THE ACTIVIST HEDGE FUND

“RESOLVED, that the shareholders of Western Asset Global High Income Fund Inc. (the “Fund”) request that the Board of Trustees of the Fund (the “Board”) take all necessary steps in its power to declassify the Board so that trustees are elected on an annual basis starting at the next annual meeting of shareholders. Such declassification shall be completed in a manner that does not affect the unexpired terms of the previously elected trustees.”

SUPPORTING STATEMENT OF THE BOARD DE-CLASSIFICATION PROPOSAL

The Record Holder believes the annual election of all trustees encourages board accountability to its shareholders and when trustees are held accountable for their actions, they perform better. This view is shared by most shareholders and institutional investors, who believe it to be the standard for corporate governance best practices. The vast majority of companies in the S&P 500 and Russell 1000 indexes elect all board members annually.

Currently, the Board is divided into three classes serving staggered three-year terms. It is the Record Holder’s belief that the classification of the Board is strong proof that the Board is not acting in the best interests of shareholders. A classified board protects the incumbents, which in turn limits accountability to shareholders.

The Record Holder is committed to improving the corporate governance of the Fund for the benefit of all stockholders. Declassification of the Board is a positive step which will allow more productive shareholder engagement and will help the Fund achieve its optimal valuation.

The Record Holder believes this Proposal to declassify the Board may help allow the Board to operate freely and in the best interest of stockholders.

For a greater voice in the Trust’s corporate governance and to increase the accountability of the Board to shareholders, we urge you to vote FOR this proposal.

OPPOSING STATEMENT BY THE BOARD

After careful and thoughtful consideration, the Board, including the Independent Directors, has unanimously determined that the Board De-Classification Proposal is not in the best interests of the Fund or its stockholders. Accordingly, the Board recommends that you vote “AGAINST” the Board De-Classification Proposal by submitting the WHITE proxy card. Please do not return or vote any other color proxy card you may receive from the Activist Hedge Fund.

The Board believes that it is in the best interest of the Fund, as a closed-end, exchange traded investment company subject to extensive regulation by the SEC, to continue to have a classified board structure. The Board is comprised of highly qualified individuals that are, and have been, committed to the Fund’s long-term ability to achieve its investment objectives. The Board believes that the classified board structure continues to provide the Fund and its stockholders with important benefits, including strengthening the independence of the Board and providing stability and continuity of management.

Board’s Active Oversight of Fund Performance. The Fund’s investment adviser regularly reports to the Board on the Fund’s performance and the Board and the investment adviser together have taken steps to achieve stockholders’ performance goals and the Fund’s investment objectives. Those efforts have produced positive results:

•

The Fund’s trailing 5-year average annualized yield of 8.79% is above the average yield of its Lipper peer group of 8.64%, each as of June 30, 2019. As of June 30, 2019, the Fund’s yield was 7.64% and the Board has recently announced an increase in dividends that would raise the yield to 7.70% at the June 30, 2019 market price.

•	Calculated by NAV, the Fund has outperformed each of its benchmarks over the 1-, 3- and 10-year periods ended June 30, 2019.

•	Calculated by market price, the Fund has outperformed each of its benchmarks over the 1-, 3- and 10-year periods ended June 30, 2019.

•	Calculated by NAV, the Fund has outperformed the average of its Lipper peer group over 1- and 3-year periods ended June 30, 2019.

•	Calculated by market price, the Fund has outperformed the average of its Lipper peer group over the 1-, 3- and 5-year periods ended June 30, 2019.

The Fund’s investment adviser in consultation with the Board made a number of adjustments in response to changing market conditions over the trailing year ending June 30, 2019. The Fund increased the overall quality of the portfolio by reducing its allocation to CCC-rated securities and increasing its BB-rated and investment-grade credit exposure. The portfolio has also increased its emerging market debt and emerging market currency positions and reduced its exposure to floating rate senior secured term loans. The portfolio employs U.S. Treasury futures and options to adjust the portfolio’s duration and curve positioning while tactically utilizing leverage. These factors contributed to the Fund’s performance over the past year:

TOTAL RETURNS† BASED ON NET ASSET VALUE (as of June 30, 2019)

Name	1-Year	3-Year	5-Year	10-Year
Western Asset Global High Income Fund Inc.*	12.01%	8.64%	4.35%	9.49%
Benchmark Indexes
Bloomberg Barclays U.S. Aggregate Index	7.87%	2.31%	2.95%	3.90%
Bloomberg Barclays U.S. Corporate High Yield — 2% Issuer Cap Index	7.48%	7.52%	4.71%	9.22%
EMBI Global Index	11.32%	4.65%	4.47%	7.41%
The Lipper High Yield Funds (Leveraged) Category Average	6.42%	8.34%	4.58%	11.11%

TOTAL RETURNS† BASED ON MARKET PRICE (as of June 30, 2019)

Name	1-Year	3-Year	5-Year	10-Year
Western Asset Global High Income Fund Inc.**	17.91%	9.80%	4.64%	10.82%
Benchmark Indexes
Bloomberg Barclays U.S. Aggregate Index	7.87%	2.31%	2.95%	3.90%
Bloomberg Barclays U.S. Corporate High Yield — 2% Issuer Cap Index	7.48%	7.52%	4.71%	9.22%
EMBI Global Index	11.32%	4.65%	4.47%	7.41%
The Lipper High Yield Funds (Leveraged) Category Average	8.97%	8.76%	4.59%	11.28%

†

Total returns are based on changes in NAV or market price, respectively. Returns reflect the deduction of all Fund expenses, including management fees, operating expenses, and other Fund expenses. Returns do not reflect the deduction of brokerage commissions or taxes that investors may pay on distributions or the sale of shares.

*	Total return assumes the reinvestment of all distributions, including returns of capital, at NAV.

**	Total return assumes the reinvestment of all distributions, including returns of capital, in additional shares in accordance with the Fund’s dividend reinvestment plan.

The Bloomberg Barclays U.S. Aggregate Index is a broad-based bond index comprised of government, corporate, mortgage- and asset-backed issues, rated investment grade or higher, and having at least one year to maturity.

The Bloomberg Barclays U.S. Corporate High Yield — 2% Issuer Cap Index is an index of the 2% Issuer Cap component of the Bloomberg Barclays U.S. Corporate High Yield Index, which covers the U.S. dollar-denominated, non-investment grade, fixed-rate, taxable corporate bond market.

The JPMorgan Emerging Markets Bond Index Global tracks total returns for U.S. dollar-denominated debt instruments issued by emerging market sovereign and quasi-sovereign entities: Brady bonds, loans, Eurobonds and local market instruments.

Past performance is no guarantee of future results.

Classified Board Enhances Board Independence. Electing directors to three-year terms enhances the independence of the Independent Directors by providing them with a longer term of office. This longer term provides additional independence from management and from activists whose agendas may be contrary to the long-term interests of the Fund and its stockholders. As a result, the Directors are able to make decisions that are in the best interest of the Fund and ALL stockholders of the Fund. The staggered board prevents a complete turnover of the Board, and a corresponding radical change in direction, in any one year.

Classified Board Promotes Stability and Continuity in a Complex Fund. The Fund may use complex investment techniques to meet its objectives, and the regulations to which the Fund is subject are also complicated. It takes time to master these complexities. The Board has from inception been divided into three classes that serve staggered three-year terms. The Board is structured this way to provide stability, continuity and independence, all of which enhance long-term planning. It also ensures that there are experienced Directors serving on the Board who are familiar with the Fund, its operations, its investment strategy and its regulatory requirements. A classified board helps attract and retain qualified Directors who are willing to make long-term, multi-year commitments of their time and energy to the Fund and willing to develop a deep understanding of the Fund. A classified board structure therefore provides the Fund with protection from activist stockholders with narrower interests that are not shared by the Fund’s other long-term investors. Absent the classified board, however, an activist stockholder (or group of stockholders) could gain control of the Fund by acquiring or obtaining enough shares to replace the entire Board with its own nominees at a single annual meeting. This could result in radical changes to the way the Fund is operated—even changes to the closed-end structure that attracted stockholders to the Fund in the first place.

Directors are Accountable and Owe Fiduciary Duties to all Stockholders. Directors elected to three-year terms are just as accountable to stockholders as directors elected annually, since all Directors are required to uphold their fiduciary duties to the Fund and its stockholders regardless of the lengths of their terms. The Board has implemented measures to ensure accountability of the Directors by providing for annual evaluations of Director independence and an annual self-assessment of the Board’s performance. The Board reviews matters relating to the Fund, including performance matters and trading discounts, on an ongoing basis and seeks to balance the interests of ALL stockholders of the Fund. The Fund’s stockholders already have a variety of tools at their disposal to ensure that the Directors who are elected to the Board are accountable to them, including withholding votes from the Directors who are standing for election each year and communications with Directors to express stockholder concerns. Stockholders have successfully used these accountability tools at many public companies, including closed-end investment companies like the Fund.

Classified Board was part of Original Fund Structure. The Fund was originally offered to investors with a classified board as an integral part of its structure.

Classified Board is Expressly Recognized Under the 1940 Act. The Board notes that the classified board structure is expressly acknowledged by the 1940 Act, the principal regulatory regime governing the Fund and its operations, as well as under Maryland law where the Fund is incorporated.

The considerations and role of a board of a closed-end, exchange traded investment company are different in material respects to the role of a board of directors of a traditional operating company. For example, an investment company’s board has the primary responsibility for oversight of the fund’s service providers and management of any conflicts of interest involving the fund, including oversight of the fund’s investment advisory arrangements. A traditional operating company does not have investment advisers and is not subject to the same types of conflicts of interests that an investment company’s board must oversee. Additionally, an investment company registered pursuant to the 1940 Act is subject to extensive regulation with respect to governance and operations that requires independence of its board members and makes them accountable to stockholders. In contrast, operating companies are not subject to these board independence requirements. Accordingly, the Board believes that a classified board structure is consistent with good corporate governance, which depends principally on active and independent board members who have extensive business experience and are knowledgeable about critical aspects of the Fund.

Many closed-end funds have classified boards for the reasons stated above. In particular, all of the top ten closed-end fund families (by number of active closed-end funds) have closed-end funds that utilize a classified board structure.

Board-Approved Actions to Address the Discount. The Fund has taken action to address the market value discount of the shares relative to their net asset value. In fact, the Board is proactive in monitoring the level of the discount and balancing the Fund’s ability to achieve its investment objective over the long term with the benefits of narrowing the difference between the market price of the shares and their net asset value. The Fund has maintained a very attractive distribution rate since inception. The Fund’s current distribution rate exceeds the average distribution rates for its Lipper peer group. The Board has taken several actions to attempt to make the Fund’s shares more attractive with the aim of reducing the market discount. For example, during the twelve months ended May 31, 2019, the Fund repurchased over $7 million in shares of the Fund. Market discounts are a closed-end fund industry-wide phenomenon and a characteristic the whole industry has encountered for years. As of August 16, 2019, approximately 80% of closed-end funds were trading at a discount. Notably, the Fund’s discount has declined in the first half of 2019.

Lower Total Fund Expenses. Your Board has also taken steps to reduce Fund expenses in an effort to enhance stockholder value and make Fund shares more attractive to the market. Effective December 1, 2018, LMPFA agreed to voluntarily waive the Fund’s investment management fee by 0.025% until November 30, 2019. This voluntary waiver is subject to review at the next Board meeting.

THE BOARD, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “AGAINST” THE BOARD DE-CLASSIFICATION PROPOSAL USING THE WHITE PROXY CARD.

Report of the Audit Committee

Pursuant to a meeting of the Audit Committee on July 17, 2019, the Audit Committee reports that it has: (i) reviewed and discussed the Fund’s audited financial statements with management; (ii) discussed with PricewaterhouseCoopers LLP (“PwC”), the independent registered public accounting firm of the Fund, the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 114, which supersedes SAS No. 61, as amended, as adopted by the Public Company Accounting Oversight Board; and (iii) previously received written confirmation from PwC that it is independent and written disclosures regarding such independence as required by the standards of the Public Company Accounting Oversight Board, and discussed with PwC the independent registered public accounting firm’s independence.

Pursuant to the Audit Committee Charter adopted by the Fund’s Board, the Audit Committee is responsible for conferring with the Fund’s independent registered public accounting firm, reviewing annual financial statements and recommending the selection of the Fund’s independent registered public accounting firm. The Audit Committee advises the full Board with respect to accounting, auditing and financial matters affecting the Fund. The independent registered public accounting firm is responsible for planning and carrying out the proper audits and reviews of the Fund’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are responsible for oversight. Moreover, the Audit Committee relies on and makes no independent verification of the facts presented to it or representations made by management or the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principals and policies, or internal controls and procedures, designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not provide assurance that the audit of the Fund’s financial statements has been carried out in accordance with generally accepted accounting standards or that the financial statements are presented in accordance with generally accepted accounting principles.

Based on the review and discussions referred to in items (i) through (iii) above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Fund’s annual report for the Fund’s fiscal year ended May 31, 2019.

Submitted by the Audit Committee

of the Fund’s Board of Directors

Robert D. Agdern

Carol L. Colman, CFA

Daniel P. Cronin

Paolo M. Cucchi

William R. Hutchinson

Eileen A. Kamerick

Nisha Kumar

July 17, 2019

Board Recommendation and Required Vote

With respect to the proposal to elect the Board Nominees, Directors are elected by a plurality of the votes cast by the holders of shares of the Fund’s common stock present in person or represented by proxy at a meeting at which a quorum is present. For purposes of the election of Directors, abstentions and broker non-votes will not be considered votes cast, and do not affect the plurality vote required for Directors.

With respect to the non-binding Board De-Classification Proposal, the affirmative vote of a majority of the votes cast by the stockholders of the Fund, present in person or represented by proxy at a meeting at which a quorum is present, will decide the Board De-Classification Proposal. For purposes of the Board De-Classification Proposal, abstentions and broker non-votes, if any, will be counted as represented at the meeting and will not be considered votes cast.

The Board, including the Independent Directors, unanimously recommends that stockholders of the Fund vote “FOR” each of the Board Nominees and “AGAINST” the Board De-Classification Proposal by submitting the WHITE proxy card.

Disclosure of Fees Paid to Independent Registered Public Accounting Firm

Audit Fees. The aggregate fees billed in the last two fiscal years ending May 31, 2018 and May 31, 2019 for professional services rendered by PwC for the audit of the Fund’s annual financial statements, or services that are normally provided in connection with the statutory and regulatory filings or engagements were $69,460 in 2018 and $65,460 in 2019.

Audit-Related Fees. The aggregate fees billed by PwC in connection with assurance and related services related to the annual audit of the Fund and for review of the Fund’s financial statements, other than the Audit Fees described above, for the fiscal years ended May 31, 2018 and May 31, 2019 were $0 and $0, respectively.

In addition, there were no Audit Related Fees billed in the fiscal years ended May 31, 2018 and May 31, 2019 for assurance and related services by PwC to LMPFA and any entity controlling, controlled by or under common control with LMPFA that provides ongoing services to the Fund (LMPFA and such other entities together, the “Service Affiliates”), that were related to the operations and financial reporting of the Fund.

Tax Fees. The aggregate fees billed by PwC for tax compliance, tax advice and tax planning services, which include the filing and amendment of federal, state and local income tax returns, timely regulated investment company qualification review and tax distribution and analysis planning to the Fund for the fiscal years ended May 31, 2018 and May 31, 2019 were $0 and $0, respectively.

There were no fees billed by PwC to the Service Affiliates for tax services for the fiscal years ended May 31, 2018 and May 31, 2019 that were required to be approved by the Fund’s Audit Committee.

All Other Fees. There were no other fees billed for other non-audit services rendered by PwC to the Fund for the fiscal years ended May 31, 2018 and May 31, 2019.

There were no other non-audit services rendered by PwC to the Service Affiliates in the fiscal years ended May 31, 2018 and May 31, 2019.

Generally, the Audit Committee must approve (a) all audit and permissible non-audit services to be provided to the Fund and (b) all permissible non-audit services to be provided to the Service Affiliates that relate directly to the operations and financial reporting of the Fund. The Audit Committee may implement policies and procedures by which such services are approved other than by the full Committee but has not yet done so.

The Audit Committee approved 100% of the Audit Related Fees, Tax Fees and Other Fees, if any, for each of the fiscal years ended May 31, 2018 and May 31, 2019.

The Audit Committee shall not approve non-audit services that the Committee believes may impair the independence of the registered public accounting firm. As of the date of the approval of the Audit Committee Charter, permissible non-audit services include any professional services (including tax services), that are not prohibited services as described below, provided to the Fund by the independent registered public accounting firm, other than those provided to the Fund in connection with an audit or a review of the financial statements of the Fund. Permissible non-audit services may not include: (i) bookkeeping or other services related to the accounting records or financial statements of the Fund; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, fairness opinions or contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management functions or human resources; (vii) broker or dealer, investment adviser or investment banking services; (viii) legal services and expert services unrelated to the audit; and (ix) any other service the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

Pre-approval by the Audit Committee of any permissible non-audit services is not required so long as: (i) the aggregate amount of all such permissible non-audit services provided to the Fund, LMPFA and any Covered Service Provider constitutes not more than 5% of the total amount of revenues paid to the independent registered public accounting firm during the fiscal year in which the permissible non-audit services are provided to (a) the Fund, (b) LMPFA and (c) any entity controlling, controlled by or under common control with LMPFA that provides ongoing services to the Fund during the fiscal year in which the services are provided that would have to be approved by the Committee; (ii) the permissible non-audit services were not recognized by the Fund at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Audit Committee and approved by the Audit Committee (or its delegate(s)) prior to the completion of the audit.

The aggregate non-audit fees billed by PwC for non-audit services rendered to the Fund and Service Affiliates for the fiscal years ended May 31, 2018 and May 31, 2019 were $432,645 and $678,000, respectively.

A representative of PwC, if requested by any stockholder, will be present via telephone at the Meeting to respond to appropriate questions from stockholders and will have an opportunity to make a statement if he or she chooses to do so.

5% Beneficial Ownership

At August 1, 2019, to the knowledge of management, the registered stockholders owned of record or owned beneficially more than 5% of the Fund’s capital stock outstanding is noted in the table below. As of the close of business on August 1, 2019, Cede & Co., a nominee for participants in the Depository Trust Company, held of record 43,821,147 shares, equal to approximately 99% of the Fund’s outstanding shares, including the shares shown below.

Number of Shares	Percent		Name	Address

7,830,384	17.75	%(1)	Saba Capital Management, L.P. and Boaz R. Weinstein	405 Lexington Avenue 58th Floor New York, NY 10174

2,596,051	5.80	%(2)	RiverNorth Capital Management, LLC	325 N. LaSalle Street Suite 645 Chicago, IL 60654-7030

2,245,892	5.01	%(3)	First Trust Portfolios L.P. and its affiliates	120 East Liberty Drive Suite 400 Wheaton, IL 60187

(1)	Based upon information obtained from Schedule 13D/A filed with the SEC on July 29, 2019.

(2)	Based upon information obtained from Schedule 13G/A filed with the SEC on February 14, 2019.

(3)	Based upon information obtained from Schedule 13G/A filed with the SEC on January 16, 2019.

Submission of Stockholder Proposals and Other Stockholder Communications

All proposals by stockholders of the Fund that are intended to be presented at the 2020 Annual Meeting of Stockholders must be received by the Fund for inclusion in the Fund’s proxy statement and proxy relating to that meeting no later than April [•], 2020. Any stockholder who desires to bring a proposal at the 2020 Annual Meeting of Stockholders without including such proposal in the Fund’s proxy statement must deliver written notice thereof to the Secretary of the Fund (addressed to do Legg Mason, 100 First Stamford Place, 6th Floor, Stamford, CT 06902) during the period from July 30, 2020 to August 29, 2020. However, if the Fund’s 2020 Annual Meeting of Stockholders is held earlier than September 28, 2020 or later than December 27, 2020, such written notice must be delivered to the Secretary of the Fund no earlier than 90 days before the date of the 2020 Annual Meeting of Stockholders and no later than the later of 60 days prior to the date of the 2020 Annual Meeting of Stockholders or 10 days following the public announcement of the date of the 2020 Annual Meeting of Stockholders. Stockholder proposals are subject to certain regulations under the federal securities laws.

The Fund’s Audit Committee has established guidelines and procedures regarding the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters (collectively, “Accounting Matters”). Persons with complaints or concerns regarding Accounting Matters may submit their complaints to the Chief Compliance Officer (“CCO”). Persons who are uncomfortable submitting complaints to the CCO, including complaints involving the CCO, may submit complaints directly to the Fund’s Audit Committee Chair (together with the CCO, “Complaint Officers”). Complaints may be submitted on an anonymous basis.

The CCO may be contacted at:

Legg Mason & Co., LLC

Compliance Department

620 Eighth Avenue, 49th Floor

New York, New York 10018

Complaints may also be submitted by telephone at 1-800-742-5274. Complaints submitted through this number will be received by the CCO.

The Fund’s Audit Committee Chair may be contacted at:

Western Asset Global High Income Fund Inc.

Audit Committee Chair

c/o Legg Mason & Co., LLC

Compliance Department

620 Eighth Avenue, 49th Floor

New York, New York 10018

A stockholder who wishes to send any other communications to the Board should also deliver such communications to the Secretary of the Fund at 100 First Stamford Place, 6th Floor, Stamford, CT 06902. The Secretary is responsible for determining, in consultation with other officers of the Fund, counsel, and other advisers as appropriate, which stockholder communications will be relayed to the Board.

Expenses of Proxy Solicitation

The costs of preparing, assembling and mailing material in connection with this solicitation of proxies will be borne by the Fund and are expected to be approximately $[•]. Proxies may also be solicited in-person by officers of the Fund and by regular employees of LMPFA or its affiliates, or other representatives of the Fund or by telephone, in addition to the use of mails. Brokerage houses, banks and other fiduciaries may be requested to forward proxy solicitation material to their principals to obtain authorization for the execution of proxies, and will be reimbursed by the Fund for such out-of-pocket expenses.

Other Business

The Fund’s Board of Directors does not know of any other matter that may come before the Meeting. If any other matter properly comes before the Meeting, it is the intention of the persons named in the proxy to vote the proxies in accordance with their judgment on that matter.

By Order of the Board of Directors,

Robert I. Frenkel

Secretary

[            ], 2019

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE THEREFORE URGED TO COMPLETE AND SIGN, DATE AND RETURN THE WHITE PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

PRELIMINARY PROXY SUBJECT TO COMPLETION

PLEASE VOTE TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE.

▼ TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

WESTERN ASSET GLOBAL HIGH INCOME FUND INC.

Annual Meeting of Stockholders

[●], 2019 [●] AM

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoints Jane E. Trust, Robert I. Frenkel, Thomas C. Mandia, George P. Hoyt, Angela Velez, Tara Gormel, Todd Lebo, Jeanne Kelly and Marc De Oliveira, and each of them, as proxies with power to appoint his substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of WESTERN ASSET GLOBAL HIGH INCOME FUND INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at [●] New York time on [●], at [●] or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors recommendations. The Board of Directors recommends you vote FOR ALL of the nominees listed in this proxy card (Robert D. Agdern and Eileen A. Kamerick) and recommends you vote AGAINST the non-binding proposal requesting that the Board of Directors take all necessary steps in its power to declassify the Board of Directors.

YOUR VOTE IS VERY IMPORTANT — PLEASE VOTE TODAY
(Continued and to be marked, dated and signed on the other side)

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Western Asset Global High Income Fund, Inc.

Common Stock for the upcoming Annual Meeting of Stockholders.

YOU CAN VOTE TODAY IN ONE OF THREE WAYS:

1.

Vote by Telephone – Call toll-free from the U.S. or Canada at 1-[●] on a touch-tone telephone. If outside the U.S. or Canada, call 1-[●]. Please follow the simple instructions provided. You will be required to provide the unique control number printed below.

OR

2.

Vote by Internet – Please access https://www.proxyvotenow.com/[●] and follow the simple instructions provided. Please note you must type an “s” after http. You will be required to provide the unique control number printed below.

CONTROL NUMBER:

You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had signed and mailed a proxy card.

OR

3.

Vote by Mail – If you do not have access to a touch-tone telephone or to the Internet, please sign, date and return the proxy card in the envelope provided, or mail to: Western Asset Global High Income Fund, Inc., c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10150-5155.

▼ TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

Please mark vote as in this sample

The Board of Directors recommends you vote FOR ALL of the following nominees.	The Board of Directors recommends you vote AGAINST the following proposal.

1. A Proposal to elect two Class III Directors to the Fund’s Board of Directors (the “Board”).

2. A non-binding proposal put forth by Saba Capital Management, L.P., if properly presented before the Meeting, requesting that the Board of Directors take all necessary steps in its power to declassify the Board of Directors.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Nominees:
(01) Robert D. Agdern	To transact such other business that may properly come before the meeting or any adjournment thereof.
(02) Eileen A. Kamerick

FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT ☐

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Date: , 2019

Signature

Signature Joint Owners

Title
NOTE: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.